UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2012

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 24, 2012, Matthew K. McCauley provided notice of his resignation from his position as Chief Executive Officer of The Gymboree Corporation (the “Company”) effective September 25, 2012. Mr. McCauley will continue to serve as a member of the Board of Directors of the Company. For a period of two years following the effective date of his resignation, Mr. McCauley has agreed to provide certain advisory services to the Company and its affiliates. In consideration of such advisory services, Mr. McCauley will be entitled to an annual compensation of $250,000.

(c), (e) Effective September 25, 2012, Kip M. Garcia, the Company’s current President, has been appointed as the Company’s Interim Chief Executive Officer. In connection with his appointment, Mr. Garcia’s annual base salary has been increased by $75,000, to $500,000 per year. In addition, Mr. Garcia will be entitled to additional compensation of $250,000 payable six months after such appointment and another $250,000 payable after 12 months after such appointment. Mr. Garcia and the Company have agreed to enter into a severance agreement pursuant to which, during a period of two years following his appointment as Interim Chief Executive Officer, Mr. Garcia will be entitled to a severance in the amount of $1,000,000 in cash and $1,000,000 in shares of stock under the Giraffe Holding, Inc. 2010 Equity Incentive Plan if he is terminated by the Company without cause or terminates his employment for good reason. For further information regarding Mr. Garcia, please refer to the relevant portions of the sections titled “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (File No. 000-21250) filed with the Securities and Exchange Commission on April 26, 2012, which are incorporated herein by reference.

(c) Effective September 25, 2012, Yvonne Hao has been appointed as the Company’s Interim Chief Operating Officer. Ms. Hao will serve pursuant to a management agreement with Bain Capital Partners, LLC (“Bain Capital”), according to which Bain Capital provides certain management services to the Company and its subsidiaries, and will not be an employee of, and therefore will not receive compensation from, the Company. Ms. Hao has served as Executive Vice president at Bain Capital since June 2008. In this role, Ms. Hao acted as interim Chief Executive Officer for D&M Holdings Inc., a Bain Capital portfolio company, from 2009 until 2010. Prior to joining Bain Capital, Ms. Hao was the Vice President and General Manager of ADI North America, a division of Honeywell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Date: September 26, 2012
	By:	/s/ Lynda G. Gustafson
Name: Lynda G. Gustafson
Title: Vice President, Corporate Controller